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PERMA-FIX ENVIRONMENTAL SERVICES, INC.

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OPTION AGREEMENT
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Dated as of July 31, 2001

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          OPTION AGREEMENT, dated as of July 31, 2001, between PERMA-FIX ENVIRONMENTAL SERVICES, INC., a Delaware corporation (the "Company"), and [ASSOCIATED MEZZANINE INVESTORS-PESI (I), L.P., a Delaware limited partnership][BRIDGE EAST CAPITAL, L.P., a Cayman Islands limited partnership] (the "Investor").

          WHEREAS, on July 31, 2001 the Company and the Investor entered into a Note and Warrant Purchase Agreement (the "Note Agreement") which provided, inter alia, for the issuance by the Company to the Investor of warrants (the "Warrants") for the purchase of 1,281,731 shares of the common stock of the Company, par value $.001 per share (the "Common Stock"); and

          WHEREAS, under certain circumstances, the Investor wishes to have the right to require the Company to purchase, and the Company wishes to have the right to require the Investor to sell to the Company, the Warrants or the Warrant Shares, as the case may be, all in accordance with the terms set forth herein;

          NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

          SECTION 1. Grant of Put Option. (a) The Company hereby grants to the Investor an irrevocable option (the "Put Option") to require the Company to purchase any or all of the Warrants or the Warrant Shares then held by the Investor, for a purchase price equal to the Option Price and in accordance with the other terms set forth herein.

          (b) The Put Option may be exercised by the Investor at any time in whole or from time to time in part during the Option Period by written notice as set forth in section 3.

          (c) The Option Price for the Warrants or Warrant Shares subject to the Put Option shall be calculated as of the day of the relevant Notice of Exercise delivered pursuant to section 3.

          SECTION 2. Grant of Call Option. (a) The Investor hereby grants to the Company an irrevocable option (the "Call Option") to purchase from the Investor all (but not less than all) of the Warrants or Warrant Shares then held by the Investor, for a purchase price equal to the Option Price and in accordance with the other terms set forth herein.

          (b) The Call Option may be exercised by the Company at any time in whole during the Option Period by written notice as set forth in section 3.

          (c) The Option Price for the Warrants or Warrant Shares subject to the Call Option shall be calculated as of the day of the relevant Notice of Exercise delivered pursuant to section 3.

          SECTION 3. Notice of Exercise of Option. Each of the Put and Call Options provided for herein may be exercised by the holder thereof by delivering a written "Notice of Exercise" to Company or the Investor, as the case may be. The Notice of Exercise shall set forth in reasonable detail the calculation of the Option Price and shall state the date for closing of the purchase, which shall be not more than twenty nor fewer than five days from the date of the Notice of Exercise (the "Closing Date").

          SECTION 4. Closing. On the Closing Date, the Company shall make payment to the Investor of the Option Price, as the case may be, by wire transfer of immediately available funds to such account as the Investor shall have designated by notice to the Company at least two days prior to the Closing Date; and the Investor shall deliver to the Company for surrender the Warrants or Warrant Shares subject to the Put or Call Option, as the case may be, free and clear of all liens, claims, charges, voting agreements, proxies, preemptive rights or other encumbrances.

          SECTION 5. Additional Consideration Payable Upon Acquisition Event. If an Acquisition Event occurs (i) in the case of the Call Option, within 12 months after the date of the relevant Notice of Exercise or (ii) in the case of the Put Option, within 6 months after the date of the relevant Notice of Exercise, the Company shall concurrently with the consummation of the Acquisition Event pay to the Investor additional consideration equal to the excess, if any, of the pro rata share of the Acquisition Price to which the Investor would have been entitled had the Put or Call Option not been exercised, over the Option

Price paid to the Investor in connection with the Put or Call Option, as the case may be.

          SECTION 6. Restrictions on Payment. With respect to any exercise of the Call Option or the Put Option, if and to the extent (but only to the extent) as of the Closing Date the Company is prohibited, by the corporate law of Delaware relating to the impairment of capital or by any covenant against the purchase or redemption of capital stock contained in any note evidencing senior Debt of the Company or in any loan or credit agreement or similar instrument pursuant to which any senior Debt of the Company shall then be outstanding, from paying the Option Price, the Company shall be relieved from the obligation to pay any portion of the Option Price to which a prohibition applies until such prohibition shall no longer be in effect, whereupon the Option Price shall become payable immediately in cash together with interest accrued to the date of payment at the rate of _____% per annum. The obligation to pay the Option Price shall be evidenced by a promissory note, in form and substance reasonably acceptable to the Investor, delivered to the Investor on the Closing Date.

          SECTION 7. Definitions. Capitalized terms used herein without definition have the meanings specified therefore in the Note Agreement or the Warrants. The following additional terms when used herein have the following meanings:

          "Acquisition Event" means (i) the sale by the Company to any Person of all or substantially all of its assets, (ii) the merger or consolidation of the Company into or with any Person or (iii) the acquisition by any Person of more than 30% of the then outstanding Common Stock (or other security carrying with it voting control of the Company).

          "Acquisition Price" means the aggregate consideration paid, if any, by a third party to the Company or its shareholders in connection with any Acquisition Event.

          "Current Value" means an amount equal to the sum of (a) six times the consolidated EBITDA of the Company for the period of twelve consecutive calendar months ended most recently prior to the date of exercise minus (b) Net Debt as of the end of such period plus (c) Warrant Proceeds as of the end of such period.

          "Diluted Shares" as of the Exercise Date means the number of shares of Common Stock that would be outstanding on the last day of the month immediately preceding the Exercise Date if all outstanding warrants, options and shares of preferred stock exercisable or convertible for Common Stock were exercised as of such date in accordance with their respective terms.

          "Exercise Date" means the date of the Notice of Exercise delivered pursuant to section 3 hereof.

          "Net Debt" as of the Exercise Date means the Debt of the Company, as shown on the balance sheet of the Company as at the end of the month immediately preceding the Exercise Date, together with any accrued and unpaid interest thereon, minus cash and cash equivalents of the Company, as shown on the balance sheet of the Company as at such date.

          "Option Period" means (a) with respect to the Put Option, the period commencing on July 31, 2004 and ending on July 31, 2008, and (b) with respect to the Call Option, the period commencing on July 31, 2005 and ending on July 31, 2008.

          "Option Price" means the amount obtained by multiplying the Per Share Price by the number of Warrants or Warrant Shares specified in the Notice of Exercise as being subject to the Put or Call Option.

          "Per Share Price" means an amount equal to the quotient obtained by dividing the Current Value by the Diluted Shares; minus, in the case of any exercise of the Put Option or Call Option with respect to any unexercised Warrants, the exercise price per share applicable to such Warrants.

          "Warrant Proceeds" as of the Exercise Date means the cash proceeds the Company would receive if all outstanding warrants, options and shares of preferred stock exercisable or convertible for Common Stock had been exercised as of the last day of the month immediately preceding the Exercise Date in accordance with their respective terms.

          "Warrant Shares" means (a) any shares of Common Stock or other securities issued or issuable upon exercise of the Warrants and (b) any securities issued or issuable with respect to any Common Stock or such other securities by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

          SECTION 8. Specific Performance. The parties hereto acknowledge and agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached and that such damage would not be fully compensable in money damages. Each party hereto shall consequently be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which it may be entitled at law or equity.

          SECTION 9. Miscellaneous. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not, including without limitation any subsequent holder from time to time of any of the Warrants or Warrant Shares. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

By:
         Name: Richard T. Kelecy
        Title: Vice President

[ASSOCIATED MEZZANINE INVESTORS-PESI, L.P.

By:  Associated Mezzanine Investors, LLC
     its General Partner

By:
        Name: Susan C. Penny
        Title: Managing Partner]

[BRIDGE EAST CAPITAL, L.P.

By: Bridge East Partners LDC,
          its General Partner

By: Bridge East Holdings, LLC,
    its General Partner

By:
        Name: John P. Oswald
       Title: Director]